Exhibit 16.1

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

March 13, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Pan American Goldfield LTD.’s statements included under Item 4.01 of its Form 8-K filed on March 13, 2013 and we agree with such statements concerning our firm.

/s/Meyler & Company, LLC